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                                     NEWS RELEASE
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                                PEGASUS GOLD UPDATE


SPOKANE, WA - MAY 29, 1998 - Pegasus Gold Inc. (PGU - ME; PSGQF - OTC B.B.) reports that its efforts to file a Plan of Reorganization by July 31, 1998 are on track pending the continued cooperation of all parties.

On May 13, 1998, the Bankruptcy Court granted the Company an extension to the exclusive period to file a Plan of Reorganization to July 31, 1998. The exclusive period to solicit acceptances of such plan has been extended to September 30, 1998.

Based on evaluations of the Company's assets at current gold prices, the preliminary work on the Plan of Reorganization indicates that common shareholders of Pegasus Gold Inc. are unlikely to receive any value.

Pegasus Gold Inc. is an international gold mining company, headquartered in Spokane, Washington. The Company operates three gold mines in the Western United States and carries out exploration internationally through offices located in Argentina and the United States. The common shares of Pegasus are traded under the symbol PGU on the Montreal Exchange. The common shares also trade over the counter in the United States under the symbol PSGQF.



                         FOR FURTHER INFORMATION, CONTACT:

                                  John W. Pearson
                   Vice President, Investor and Public Relations

                                    509-624-4653


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